UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.01, 2.03, and 3.02 below are hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Closing of Ursa Major Acquisition

On February 1, 2019, EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), EVO Merger Sub, Inc. (“Merger Sub”), Ursa Major Corporation, a Wisconsin corporation (“Ursa”), John Lampsa, and Ursula Lampsa (the “Lampsas”) consummated the transactions contemplated by that certain Agreement and Plan of Merger dated December 15, 2018 (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Ursa, Ursa became a wholly-owned subsidiary of the Company, and the Company issued 800,000 shares of Company common stock to the Lampsas.

Prior to closing the transactions contemplated by the Merger Agreement, on February 1, 2019, the parties to the Merger Agreement entered into an amendment to the Merger Agreement, which amendment deleted the working capital provisions of the Merger Agreement and added a representation by the Lampsas regarding the amount of cash and cash equivalents held by Ursa prior to closing.

Closing of J.B. Lease Acquisition

On February 1, 2019, EVO Equipment Leasing, LLC, a wholly-owned subsidiary of the Company (“EVO Equipment”), J.B. Lease Corporation, a Wisconsin corporation (“JB Lease”), and the Lampsas consummated the transactions contemplated by that certain Stock Purchase Agreement dated December 15, 2018 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, EVO Equipment acquired all of the capital stock of JB Lease (the “JB Lease Shares”) and JB Lease became a wholly-owned subsidiary of EVO Equipment.

Prior to closing the transactions contemplated by the Stock Purchase Agreement, on February 1, 2019, the parties to the Stock Purchase Agreement entered into an amendment to the Stock Purchase Agreement, which amendment: (i) added indemnification by EVO Equipment for any personal guarantees of the Lampsas not released at closing; (ii) added a waiver by the Lampsas of the closing condition that their personal guarantees be released at or prior to closing, and (iii) altered certain terms of the note to be issued to the Lampsas at closing.

As consideration for the JB Lease Shares, EVO Equipment paid the Lampsas $2,500,000, assumed approximately $12,000,000 in existing JB Lease indebtedness, and issued a promissory note in the principal amount of $6,430,000 to the Lampsas (the “JB Lease Note”). The JB Lease Note is interest-free until June 1, 2019 and is secured by 100% of the equity in Ursa and JB Lease. Beginning June 1, 2019, the JB Lease Note provides for monthly principal and interest payments of $50,000 and bears interest at a rate of 9% per annum, which interest is payable monthly in advance beginning June 1, 2019.

The Merger Agreement and Stock Purchase Agreement are described more fully in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2018. The descriptions set forth above of the amendment to the Merger Agreement, the amendment to the Stock Purchase Agreement, and the JB Lease Note are not complete and are subject to and qualified in their entirety by reference to the text of the amendments and the JB Lease Note, copies of which are filed herewith as Exhibit 2.1, 2.2, and 10.1 and the terms of which are incorporated by reference.

John Lampsa Employment Agreement

On February 1, 2019, Ursa entered into an employment agreement (the “Lampsa Employment Agreement”) with John Lampsa pursuant to which John Lampsa will serve as the chief executive officer of Ursa. The Lampsa Employment Agreement provides for an initial term of one year, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Lampsa Employment Agreement, John Lampsa will be entitled to base compensation of $275,000 per year, incentive compensation based on his performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If John Lampsa is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date.

The Lampsa Employment Agreement also includes a customary confidentiality covenant and one-year post-termination nonsolicitation and non-interference covenants.

The description set forth above of the Lampsa Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Lampsa Employment Agreement, a copy of which is filed herewith as Exhibit 10.2 and the terms of which are incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 2.01 above regarding the JB Lease Note and the indebtedness assumed at closing of the Stock Purchase Agreement are hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As consideration for Ursa and pursuant to subscription agreements with John and Ursula Lampsa, on February 1, 2019, the Company issued 800,000 shares of common stock, par value $0.0001 per share, to John and Ursula Lampsa. The issuance of common stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, because the issuance did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. The Company did not pay underwriter discounts or commissions in connection with the foregoing transaction.

The description set forth above of the subscription agreements is not complete and is subject to and qualified in its entirety by reference to the text of the subscription agreements, copies of which are filed herewith as Exhibits 10.3 and 10.4 and the terms of which are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information: The Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Amendment to Agreement and Plan of Merger dated February 1, 2019 between EVO Transportation & Energy Services, Inc., EVO Merger Sub, Inc., Ursa Major Corporation, John Lampsa, and Ursula Lampsa
2.2	Amendment to Stock Purchase Agreement dated February 1, 2019 between EVO Equipment Leasing, LLC, John Lampsa, and Ursula Lampsa
10.1	Promissory Note dated February 1, 2019 between EVO Equipment Leasing, LLC, John Lampsa, and Ursula Lampsa
10.2	Employment Agreement dated February 1, 2019 between EVO Transportation & Energy Services, Inc. and John Lampsa
10.3	Subscription Agreement dated February 1, 2019 between EVO Transportation & Energy Services, Inc. and Ursula Lampsa
10.4	Subscription Agreement dated February 1, 2019 between EVO Transportation & Energy Services, Inc. and John Lampsa

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2019	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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